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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 2, 2000


                             XBOX TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                    0-27928               41-1528120
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  (State or other jurisdiction        (Commission          (I.R.S. Employer
      or incorporation)               File Number)        Identification No.)


                            2665 South Bayshore Drive
                                   Suite PH2B
                                Coconut Grove, Fl
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                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (305) 913-3300


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ITEM 5.  OTHER EVENTS.

         On August 2, 2000, Evros Psiloyenis, the President of FullMetrics, an operating division of XBOX Technologies, Inc. (the "Company"), notified the Board of Directors of the Company that he was resigning effective as of the close of business on August 18, 2000 to pursue another opportunity. The Company is currently engaged in discussions with interested third parties regarding the sale by the Company of some or all of the FullMetrics' assets.

         FullMetrics provides software solutions for companies in the plastics and die casting industries. The Company has already released most of its Fullmetrics employees and is no longer marketing the Fullmetrics products. After the resignation of Mr. Psiloyenis, Fullmetrics will have three employees who will focus on supporting existing customers.

         Although the Company had previously announced in its Annual Report and its quarterly reports on Form 10-QSB for the quarters ending November 30, 2000 and February 29, 2000, respectively, its intention to purchase 100% of the outstanding stock of Amyyon Company from TECHinspirations, Inc. (Cayman), a Cayman Island corporation and the largest stockholder of the Company, this transaction was never consummated and Amyyon Company has since ceased all operations.

         After the sale of FullMetrics, the Company's only operating business at this time will be its wholly owned subsidiary, Knowledge Mechanics, Inc. ("KMI"). KMI is an e-learning company that provides a unique technology and service to cost-effectively develop, manage and deploy learning content over the Internet.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           XBOX TECHNOLOGIES, INC.



                                           /s/ Richard Cascio
                                           ------------------------------------
                                           By: Richard Cascio
                                           Its: Interim Chief Executive Officer

Dated:   August 17, 2000











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